Exhibit 4.1

NAVIOS MARITIME PARTNERS L.P.

Common Units representing limited partner interests

CONTINUOUS OFFERING PROGRAM SALES AGREEMENT

May 21, 2021

S. Goldman Capital LLC

599 Lexington Avenue, 35th Floor

New York, New York 10022

Ladies and Gentlemen:

Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through S. Goldman Capital LLC, as sales agent and/or principal (the “Agent”), common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $110,000,000 on the terms set forth in Section 2 of this Continuous Offering Program Sales Agreement (the “Sales Agreement”). The Partnership agrees that whenever it determines to sell Common Units directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex 1 hereto, relating to such sale in accordance with Section 3 of this Sales Agreement.

It is understood and agreed to by all parties hereto that the Partnership was formed on August 7, 2007 by Navios Maritime Holdings Inc. (“Navios Maritime Holdings”), to own and operate container and dry cargo vessels, as described more particularly in the General Disclosure Package, the Preliminary Prospectus and the Prospectus (each as defined herein). Olympos Maritime Ltd. is the Partnerships’ general partner (the “General Partner”). It is further understood and agreed by all parties that, as of the date of this Agreement: (i) the General Partner directly owns an approximately 2% general partner interest in the Partnership, (iii) the Partnership directly owns a 100% membership interest in Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”), which directly or indirectly owns 100% of the outstanding capital stock of each of the subsidiaries listed on Schedule A (together, the “Operating Subsidiaries” and each individually, an “Operating Subsidiary”).

The General Partner, the Partnership and the Operating Company are hereinafter collectively referred to as the “Partnership Parties,” and together with the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.” Navios Maritime Holdings, the Partnership Entities and Navios ShipManagement Inc., a Marshall Islands corporation (“ShipManagement”), are hereinafter referred to collectively as the “Navios Parties.”

All references in this Sales Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement or the Prospectus, as the case may be, at the relevant time.

Section 1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to the Agent that as of the date of this Sales Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Partnership Periodic Report Date (as defined in Section 3 below), each Partnership Earnings Report Date (as defined in Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below); provided, however, that if such date occurs during a period when the Partnership has not instructed the Agent to make any sales pursuant to Section 2(b) hereof or all such sales pursuant to prior instructions have been completed and the Partnership does not intend to issue an instruction pursuant to Section 2(b) for a period of not less than five (5) business days (in each case, a “Suspension Period”), the Partnership shall not make the representations and warranties of the Partnership contained in this Section 1 until the end of the Suspension Period; provided, further, that provision of the representations and warranties contained in this Section 1 by the Partnership shall be a condition precedent to the commencement of any offering of Common Units under this Sales Agreement upon the termination of the Suspension Period:

(a) The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement under the Securities Act of 1933, as amended (the “1933 Act”), on Form F-3 (File No. 333-237934), in respect of the Partnership’s Common Units not earlier than three years prior to the date hereof; each of the Registration Statement and any amendment thereto has become effective under the 1933 Act; the Partnership has complied with each request (if any) from the Commission for additional information; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Partnership (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Sales Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Forms T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Common Units that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Common Units prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act; provided, however, that no representation contained in any exhibit to any such incorporated document, other than the representations contained herein, shall be deemed to be made to the Agent; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Common Units filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Common Units is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Sales Agreement, the “Applicable Time” means, with respect to any Common Units, the time of sale of such Common Units pursuant to this Sales Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Common Units, together with the public offering price of such Common Units, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Sales Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) This Sales Agreement has been, and any Terms Agreement will be, duly authorized, executed and delivered by each of the Partnership Parties.

(d) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Common Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(e) [Reserved]

(f) There are no restrictions on subsequent transfers of the Common Units under the laws of the Republic of the Marshall Islands.

(g) The financial statements included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities purported to be shown thereby on the basis stated therein on the dates indicated and the results of operations, comprehensive income, cash flows and changes in partners’ capital of the Partnership and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(h) Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, or otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (C) except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its outstanding general partner or limited partner interests.

(i) Except as described in the General Disclosure Package and the Prospectus, no Navios Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or Regulation S of, the 1933 Act, other than units issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be required to be integrated with the sale of the Common Units.

(j) PricewaterhouseCoopers S.A., who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus, (A) whose report appears in the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference into the General Disclosure Package and Prospectus, and (B) and who has delivered the initial letter referred to in Section 6(g) hereof, is, and during the periods covered by such reports, was and is an independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(k) Each of the Navios Parties has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Navios Parties has full partnership, limited liability company or corporate power and authority, as applicable, necessary to enter into and perform its obligations under this Sales Agreement, and the power and authority to own, lease and operate the Vessels (as defined below). Each of the Navios Parties is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of the business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(l) The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) All of the issued and outstanding securities of the General Partner have been duly authorized and validly issued in accordance with its articles of formation and incorporation (the “GP Agreement”) and are fully paid and non-assessable, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”), restrictions on transferability in the GP Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) Except as otherwise agreed, the General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, General Disclosure Package and the Prospectus or the Partnership Agreement).

(o) The Common Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); the Common Units conform to all statements relating thereto contained in the Registration Statement, General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Common Units will be subject to personal liability by reason of being such a holder.

(p) The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and are fully paid (to the extent required by the Operating Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 51 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”) and the Partnership owns such membership interests free and clear of all Liens. As of the date of this Sales Agreement, the only subsidiaries of the Partnership are the Operating Company and the Operating Subsidiaries.

(q) The Operating Company will own, or will have the right to acquire, all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock will be duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries and are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 43 and 44 of the Marshall Islands Business Corporations Act); and the Operating Company owns such shares of capital stock free and clear of all Liens other than those Liens arising under the Partnership’s credit facility.

(r) The Partnership has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus.

(s) Except as identified in the Registration Statement, the General Disclosure Package and the Prospectus or contained in the relevant organizational documents of the Partnership Entities, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Common Units as contemplated by this Sales Agreement gives rise to any rights for or relating to the registration of any other Common Units or other securities of the Partnership.

(t) Each of the Partnership Parties has the legal right and power, and all authorization and approval required by law, to enter into this Sales Agreement. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Common Units in accordance with and upon the terms and conditions set forth in this Sales Agreement. All corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Partnership Parties for the authorization, issuance, sale and delivery of the Common Units hereunder, and the consummation of the transactions contemplated by this Sales Agreement shall have been validly taken.

(u) Each of the Partnership Agreement, GP Agreement and the Operating Company LLC Agreement (collectively, the “Organizational Agreements”) has been duly authorized, executed and delivered by the parties thereto, and each is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with their terms, provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Organizational Agreements may be limited by applicable laws and public policy.

(v) None of the Partnership Parties is (A) in violation of its articles of incorporation, partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Parties is a party, or by which it or any of them may be bound, or to which any of the property or assets of any of the Partnership Parties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Partnership Parties or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Sales Agreement and any Terms Agreement, including the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (including but not limited to the issuance and sale of the Common Units and the use of the proceeds from the sale of the Common Units as described therein under the caption “Use of Proceeds”) and compliance by each of the Partnership Parties with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of any of the Partnership Parties or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Parties.

(w) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Navios Parties or any of their properties or assets is required in connection with the transactions contemplated herein, the issuance or sale by the Partnership of the Common Units, the execution, delivery and performance of this Sales Agreement by the Navios Parties that are parties thereto and, the Organizational Agreements and the other agreements by the Navios Parties that are parties thereto except (A) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (B) for such consents that have been obtained, (C) for such consents that, if not obtained, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Partnership Parties to consummate the transactions contemplated herein and (D) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) The statements in the General Disclosure Package and the Prospectus, under the headings “Material U.S. Federal Income Tax Considerations,” “Marshall Islands Tax Consequences,” “The Securities We May Offer,” and “Plan of Distribution” accurately and fairly summarize the matters therein described and the legal conclusions with respect to such matters.

(y) No labor dispute with the employees of any of the Navios Parties exists or, to the knowledge of the Partnership Parties, is imminent, and the Navios Parties are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(z) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Partnership Parties, threatened against or affecting any of the Partnership Parties, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions as contemplated in this Sales Agreement or the performance by the Navios Parties of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which any of the Navios Parties are parties or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(aa) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(bb) The Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities or, to the knowledge of the Partnership Parties, ShipManagement has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(cc) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Partnership Parties of their obligations hereunder, in connection with the offering, issuance or sale of the Common Units hereunder, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(dd) None of the Navios Parties nor any affiliate thereof has taken, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units or to result in a violation of Regulation M under the 1934 Act. For the avoidance of doubt, the foregoing sentence shall not include any activities by the Agent as to which the Partnership Parties make no representation.

(ee) Each of the vessels listed on Schedule A hereto (the “Vessels”) has been duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule A and is solely owned by the Operating Subsidiary set forth opposite its name on Schedule A. Each such Operating Subsidiary has good and marketable title to the applicable Vessel, and each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, in both cases except for such Liens, defects of the title of record, failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Registration Statement, General Disclosure Package and the Prospectus, (B) arising under the Partnership’s credit facility or (C) as do not, individually or in the aggregate, materially affect the value of any such Vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Registration Statement, General Disclosure Package and the Prospectus.

(ff) Except as described in or contemplated by the General Disclosure Package and the Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the agreements set forth in Schedule B relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”), each of the Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, ShipManagement have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(gg) Each of the Partnership Entities has good and marketable title to all real property described in the Prospectus as owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which the Partnership Entities hold properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease, other than such claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities nor, to the knowledge of the Partnership Parties, ShipManagement is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities and, to the knowledge of the Partnership Parties, ShipManagement has, or operates pursuant to, or at the Closing Time will have or will operate pursuant to, all applicable permits, authorizations and approvals required to conduct its business in the manner described in the Registration Statement, General Disclosure Package and the Prospectus under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Partnership Parties, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against any of the Partnership Entities or, to the knowledge of the Partnership Parties, ShipManagement and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Partnership Entities or, to the knowledge of the Partnership Parties, ShipManagement relating to Hazardous Materials or any Environmental Laws.

(ii) Except as described in or contemplated by the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and as provided in the Partnership’s credit facility and by Section 40 of the Marshall Islands LLC Act, neither the Operating Company nor any Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(jj) The Partnership maintains effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (1) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership maintains an effective system of disclosure controls and procedures (to the extent required by and as such term is defined under Rules 13-a15 and 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management to allow timely decisions regarding disclosure.

(kk) The Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith.

(ll) There are no stamp or other issuance or transfer taxes payable by or on behalf of the Agent in connection with the execution and delivery of this Sales Agreement, the issuance by the Partnership or sale by the Partnership of the Common Units or the consummation of the transactions contemplated by this Sales Agreement.

(mm) Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material foreign, federal, state and local income and franchise tax returns required to be filed through the date of this Sales Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, other than those (A) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (B) that, if not paid, would not, singly or in the aggregate, result in a Material Adverse Effect.

(nn) The Partnership is not now, nor after giving effect to the transactions contemplated herein will be, an “investment company” or a company “controlled by” an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(oo) After giving effect to the transactions contemplated herein, based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement, General Disclosure Package and the Prospectus, and based on the assumptions and subject to the limitations described therein, the Partnership believes that it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code for the tax year ending December 31, 2021 and believes that it is not likely to become a PFIC for any future tax year.

(pp) After giving effect to the transactions contemplated herein, based on the description of the Partnership set forth in the Registration Statement, General Disclosure Package and the Prospectus, and based on the assumptions and subject to the limitations described therein, the Partnership believes that it will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code for the tax year ending December 31, 2021 and for future tax years.

(qq) None of the Partnership Entities, other than the Partnership, is classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Partnership Entities, other than the Partnership, has properly elected to be disregarded as an entity separate from its owner for United States federal income tax purposes and has not revoked such election.

(rr) The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Entities have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage with respect to their respective businesses from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect.

(ss) Any statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.

(tt) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable laws or regulations of any jurisdiction relating to anti-bribery or anti-corruption, (collectively “Anti-Corruption Laws”) since January 1, 2016, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws. The Partnership Entities and, to the knowledge of the Partnership Parties, the Partnership Entities’ affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For the avoidance of doubt, as used in this subsection and in subsection (ww), references to any director, officer, agent, employee, affiliate or other individual or entity acting on behalf of the Partnership Entities shall be deemed to refer to such persons only insofar as they act in such capacities.

As used in this subsection and subsections (ww), (xx) and (yy), the knowledge of the Partnership Entities shall mean the actual knowledge of the directors, executive officers and significant employees named in the Partnership’s Registration Statement or its Annual Report on Form 20-F for the year ended December 31, 2020.

(uu) To the extent the Partnership Entities are subject to such requirements, the operations of the Partnership Entities have, since January 1, 2016, complied with the applicable requirements of and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(vv) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, employee, affiliate or agent of the Partnership Entities or any of their subsidiaries is an entity or individual (“Person”) currently the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United States Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority applicable to the Partnership Entities, in each case, solely to the extent applicable to the Partnership Entities (collectively, “Sanctions”), nor are the Partnership Entities located, organized or resident in a country or territory that is the subject of Sanctions (including as of the date of this Sales Agreement, Crimea, Cuba, Iran, North Korea and Syria—each an “Embargoed Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, vessel or other Person, to fund any activities of or business with any Person or vessel subject to Sanctions, or in any Embargoed Country, that, at the time of such funding, is the subject of Sanctions, or in any manner that would result in a violation of Sanctions by the Partnership Entities or any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ww) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer or agent of the Partnership Entities or any of their subsidiaries or any Person in control of the Partnership Entities has, since January 1, 2016, (A) engaged in or is currently engaged in any dealings or transactions with any Person subject to Sanctions, or in any Embargoed Country, that at the time of the dealing or transaction would subject the Partnership Entities or any of the Partnership Entities’ directors, officers, agents or Persons in control of the Partnership Entities to Sanctions or (B) been subject to civil or criminal enforcement for the violation of Sanctions. The Partnership Entities will operate their businesses in a manner that is compliant with Sanctions laws and regulations from the perspective of the Partnership Entities, any director, officer or other affiliate or agent of the Partnership Entities or any of their subsidiaries and/or any person participating in the offering, whether as underwriter, advisor, investor or otherwise, and will take such actions as it may be permitted to take under law and contract as the Partnership Entities may deem necessary or appropriate to avoid violations of Sanctions laws and regulations from such various perspectives including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. The Partnership Entities have and will maintain in place written systems, policies and procedures reasonably designed to monitor and ensure compliance with the preceding representations.

(xx) None of the Navios Parties is party to any contract, agreement or understanding with any person (other than this Sales Agreement) that would give rise to a valid claim against any of the Navios Parties or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Units hereunder.

(yy) No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described.

(zz) None of the Partnership Entities have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

Any certificate signed by any officer of any of the Partnership Parties delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such executing party to the Agent as to the matters covered thereby.

Section 2. Sale and Delivery of Common Units.

(a) Subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Partnership, the Common Units. Sales of the Common Units, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Common Units are to be sold on a daily basis or otherwise (including on a weekly or bi-weekly basis) as shall be agreed to by the Partnership and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Partnership has satisfied its obligations under Section 6 of this Sales Agreement and that the Partnership has instructed the Agent to make such sales. On any Trading Day, the Partnership may instruct the Agent by telephone (in one or more telephone calls throughout such Trading Day) (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Common Units to be sold by the Agent on such day or for such other longer time period as the Partnership and the Agent shall agree (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Common Unit at which such Common Units may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Common Units so designated by the Partnership. The Partnership and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Common Units, (B) the Agent will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Common Units for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Common Units as required by this Sales Agreement, and (C) the Agent shall be under no obligation to purchase Common Units on a principal basis except as otherwise specifically agreed by the Agent and the Partnership pursuant to a Terms Agreement. In the event of a conflict between the terms of this Sales Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Partnership shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Common Units (i) at a price lower than the minimum price therefor authorized from time to time, (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Common Units authorized from time to time to be issued and sold under this Sales Agreement, in each case, by the Partnership’s board of directors, or a duly authorized committee thereof, or (iii) in a number in excess of the number of Common Units approved for listing on the NYSE, and in each case notified to the Agent in writing; provided, however, that clause (iii) of this subsection (c) shall not apply until the earlier of (x) the approval for listing of the Common Units on the NYSE or (y) three business days after the date hereof. In addition, the Partnership or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Common Units pursuant to this Sales Agreement for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Common Units sold hereunder prior to the giving of such notice.

(d) The gross sales price of any Common Units sold pursuant to this Sales Agreement by the Agent acting as sales agent of the Partnership shall be the market price prevailing at the time of sale for the Partnership’s Common Units sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Common Units shall be equal to 2.5% of the gross sales price of the Common Units sold pursuant to this Sales Agreement. The Partnership may sell Common Units to the Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees or similar fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, and any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Common Units to the Agent, shall constitute the net proceeds to the Partnership for such Common Units (the “Net Proceeds”). The Agent shall notify the Partnership as promptly as practicable if any deduction referenced in the preceding sentence will be required, and shall as promptly as practicable provide an itemization of such deductions. Notwithstanding the foregoing, in the event the Partnership engages the Agent for a sale of Common Units that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Partnership and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e) The Agent shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which Common Units are sold under this Sales Agreement setting forth the number of Common Units sold on such day, the aggregate gross sales proceeds of the Common Units, the aggregate Net Proceeds to the Partnership and the aggregate compensation payable by the Partnership to the Agent with respect to such sales.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Common Units sold pursuant to this Sales Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Common Units (i) set forth in the preamble paragraph of this Sales Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, (iii) authorized from time to time to be issued and sold under this Sales Agreement or any Terms Agreement by the Partnership’s board of directors, or a duly authorized committee thereof or (iv) approved for listing on the NYSE; provided, however, that clause (iv) of this subsection (f) shall not apply until the earlier of (x) the approval for listing of the Common Units on the NYSE or (y) three business days after the date hereof. In addition, under no circumstances shall any Common Units be sold at a price lower than the minimum price therefor authorized from time to time by the Partnership’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.

(g) Settlement for sales of Common Units pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Partnership and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Common Units sold through the Agent for settlement on such date shall be delivered by the Partnership to the Agent against payment of the Net Proceeds from the sale of such Common Units. Settlement for all Common Units shall be effected by book-entry delivery of Common Units to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Common Units in same day funds delivered to an account designated by the Partnership. If the Partnership shall default on its obligation to deliver Common Units on any Settlement Date, the Partnership shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Sales Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Common Units delivered by the Partnership, the Agent will pay the Partnership interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(h) Notwithstanding any other provision of this Sales Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, any Common Units and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Common Units, and the Agent shall not be obligated to offer or sell any Common Units, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(i) below, at any time from and including the date that is the first trading day following the end of a fiscal quarter (each, a “Fiscal Period End Date”) through and including the time that is 24 hours after the time that the Partnership files (a “Filing Time”) a Report on Form 6-K with quarterly financial information (a “Quarterly 6-K”) or an Annual Report on Form 20-F that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by a press release containing its earnings, revenues or other results of operations (each, an “Earnings Announcement”).

(i) Unless otherwise waived by the Partnership and Agent, if the Partnership wishes to offer, sell or deliver Common Units at any time during the period from and including a Fiscal Period End Date through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Report on Form 6-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 6-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 3(j), (k) and (l) hereof, respectively, subject to further agreement between the Partnership and the Agent, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file such Earnings 6-K with the Commission, then the provisions of clause (ii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly 6-K or Annual Report on Form 20-F, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Partnership from any of its obligations under this Sales Agreement with respect to any Quarterly 6-K or Annual Report on Form 20-F, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(i), which shall have independent application.

Section 3. Covenants. The Partnership Entities, jointly and severally, agree with the Agent:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Common Units (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to promptly notify the Agent of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agent with copies thereof, (ii) to file promptly all other material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Common Units, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto, of the suspension of the qualification of the Common Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Common Units or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Common Units by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Partnership’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Common Units for offering and sale under the securities laws of such United States jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Common Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself or any of its subsidiaries to taxation in any jurisdiction; and to promptly advise the Agent of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Common Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) The Partnership will make available to the Agent, as soon as practicable after the execution of this Sales Agreement and thereafter during any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Common Units, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Common Units, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158).

(e) To pay the required Commission filing fees (if not already paid) relating to the Common Units within the time required by Rule 456 under the 1933 Act.

(f) To use the Net Proceeds received by it from the sale of the Common Units pursuant to this Sales Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

(g) In connection with the offering and sale of the Common Units, the Partnership will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will use its reasonable best efforts to maintain such listing.

(h) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Common Units.

(i) In each Annual Report on Form 20-F or Quarterly 6-K filed by the Partnership in respect of any quarter in which sales of Common Units were made by or through the Agent under this Sales Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Partnership Periodic Report Date”), the Partnership shall set forth with regard to such quarter the number of Common Units sold through the Agent under this Sales Agreement or any Terms Agreement, the Net Proceeds received by the Partnership and the compensation paid by the Partnership to the Agent with respect to sales of Common Units pursuant to this Sales Agreement or any Terms Agreement.

(j) Upon commencement of the offering of Common Units under this Sales Agreement and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Common Units, (2) in connection with the filing of any Reports on Form 6-K (other than an Earnings 6-K and any other Reports on Form 6-K that contain capsule financial information, financial statements, supporting schedules or other financial data) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Units)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 6-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Partnership Earnings Report Date”), (iii) Partnership Periodic Report Date, (iv) promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) and (v) termination of a Suspension Period if another Representation Date (as defined below) occurred during such Suspension Period (a “Suspension Period Termination Date”) (each of the date of the commencement of the offering of Common Units under this Sales Agreement, each such Settlement Date and each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date, Request Date and Suspension Period Termination Date is hereinafter called a “Representation Date”), the Partnership will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, stating (x) the number of units remaining available for sale pursuant to this Sales Agreement and (y) to the effect that the statements contained in the certificate referred to in Section 6(h) of this Sales Agreement that was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(h), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate and to state the number of units remaining available for sale pursuant to this Sales Agreement; provided, however, that the delivery requirements of this Section 3(j) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k) Upon commencement of the offering of Common Units under this Sales Agreement and promptly after each other Representation Date, the Partnership will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) the written opinion and letter of each counsel to the Partnership (who shall be reasonably acceptable to the Agent), dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Sections 6(c), (d), (e) and (f) of this Sales Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance); provided, however, that the delivery requirements of this Section 3(k) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l) Upon commencement of the offering of Common Units under this Sales Agreement and promptly after each other Representation Date, the Partnership will cause PricewaterhouseCoopers S.A., or other independent registered public accounting firm reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(g) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter; provided, however, that the delivery requirements of this Section 3(l) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(m) The Partnership consents to the Agent trading in the Partnership’s Common Units for the Agent’s own account and for the account of its clients at the same time as sales of Common Units occur pursuant to this Sales Agreement or any Terms Agreement.

(n) If, to the knowledge of the Partnership, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Common Units from the Partnership as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Common Units.

(o) The Partnership will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Partnership’s principal offices, as the Agent may reasonably request.

(p) Other than during a Suspension Period, the Partnership will not, without giving the Agent prior written notice no later than the Trading Day prior to the date of the proposed sale (i) specifying the nature of the proposed sale and the date of such proposed sale, in which case the Agent may suspend activity under this program if deemed appropriate by the Agent in light of the proposed sale or (ii) instructing the Agent to suspend activity under this program, (A) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, grant or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Common Units to be offered and sold through the Agent pursuant to this Sales Agreement or any Terms Agreement; (ii) Common Units or other securities issued pursuant to employee benefit plans, qualified stock option plans, dividend reinvestment plans or other employee compensation plans; (iii) units issued in connection with the exchange or conversion, as applicable, of any previously issued exchangeable or convertible securities; and (iv) sales or offers in private placement transactions to, or in direct public placements to, sellers, relating to the acquisition of real property or interests therein, including mortgage or leasehold interests, or in conjunction with any joint venture transaction or other investment made to any seller of such real property or such joint venture interest or investment.

(q) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Common Units remain unsold, the Partnership will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Common Units, in a form satisfactory to the Agent, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Partnership will take all other action necessary or appropriate to permit the issuance and sale of the Common Units to continue as contemplated in the expired registration statement relating to the Common Units. References herein to the Registration Statement shall include such new shelf registration statement.

(r) The Partnership will promptly notify the Agent if the Partnership ceases to be an Emerging Growth Company at any time prior to the termination of this Sales Agreement.

Section 4. Free Writing Prospectus.

(a) (i) The Partnership represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Common Units that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii) the Agent represents and agrees that, without the prior consent of the Partnership it has not made and will not make any offer relating to the Common Units that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Partnership has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses.

(a) The Partnership Parties jointly and severally agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Common Units under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto, and the delivering of copies thereof to the Agent; (ii) costs incident to the preparation, and delivery of this Sales Agreement or any Terms Agreement, any Blue Sky (including related reasonable fees and expenses of counsel to the Agent) and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Common Units; (iii) all expenses in connection with the qualification of the Common Units for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of the sale of the Common Units; (v) all fees and expenses in connection with listing the Common Units on the Exchange; (vi) the cost of preparing the Common Units, any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Common Units to the Agent; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) the fees and disbursements of the Partnership’s counsel and accountants; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 9 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel and any advertising expenses connected with any offers it may make.

(b) If a lesser number of Common Units having an aggregate offering price of $12,000,000 have not been offered and sold under this Sales Agreement by April 9, 2022 (or such earlier date on which the Partnership terminates this Sales Agreement), the Partnership shall reimburse the Agent for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agent incurred by it in connection with the offering contemplated by this Sales Agreement, up to a maximum reimbursement of $150,000.

Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Partnership Parties herein or in certificates of any officer of any Navios Entity delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Sales Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Partnership Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Partnership pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Thompson Hine LLP, counsel for the Partnership Parties, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agent.

(d) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Reeder & Simpson, P.C., Marshall Islands counsel for the Partnership Parties, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agent.

(e) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Vasiliki Papaefthymiou, Secretary of the Partnership,, shall have furnished to the Agent written opinion or opinions, dated as of such date, in form and substance satisfactory to the Agent.

(f) [Reserved].

(g) At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Partnership who have certified the financial statements of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) (i) Upon commencement of the offering of Common Units under this Sales Agreement and on such other dates as reasonably requested by Agent, the Partnership will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per unit for the sale of such Common Units pursuant to this Sales Agreement and the maximum number of Common Units that may be issued and sold pursuant to this Sales Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Partnership’s board of directors or a duly authorized committee thereof, and the number of Common Units that have been approved for listing on the NYSE (provided, however, that the immediately foregoing requirement shall not apply until the earlier of (x) the approval for listing of the Common Units on the NYSE, or (y) three business days after the date hereof) or, in connection with any amendment, revision or modification of such minimum price or maximum Common Unit number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agent shall have received from the Partnership a certificate, dated as of the date thereof, of its, or its general partner’s Chief Executive Officer and Chief Financial Officer stating that, (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) each Navios Entity has complied with all of the agreements entered into, to which such Navios Entity is a party, in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

(i) Subsequent to the effective date of this Sales Agreement, there shall not have occurred any (i) Material Adverse Effect (ii) any change or decrease specified in the bring-down letter referred to in paragraph (f) of this Section 6 which is, in the judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or of the Common Units as contemplated by the General Disclosure Package and the Prospectus, (iii) any downgrading, or any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Partnership Parties or any of their subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act, or (iv) any event or development relating to or involving any of the Partnership Parties, or any partner, officer, director or trustee thereof, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Partnership Parties and their counsel or the Agent and counsel for the Agent, requires the making of any addition to or change in the General Disclosure Package in order to state a material fact required by the 1933 Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the General Disclosure Package to reflect such event or development would, in the opinion of the Agent, adversely affect the market for the Common Units.

(j) The Partnership shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(k) On such dates as reasonably requested by the Agent, the Partnership shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(l) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(m) The Common Units shall have received approval for listing on the NYSE prior to the first Settlement Date.

(n) Counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Partnership in connection with the issuance and sale of the Common Units as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Sales Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

Section 7. Indemnification.

(a) The Partnership Parties, jointly and severally, will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by the Agent expressly for use therein, which information is set forth in Exhibit A hereto.

(b) The Agent will indemnify and hold harmless each of the Partnership Parties against any losses, claims, damages or liabilities to which such Navios Entity may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to such Navios Entity by the Agent expressly for use therein, which information is set forth in Exhibit A hereto; and will reimburse the Partnership Parties for any legal or other expenses reasonably incurred by the Partnership Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the employment of such counsel shall have been authorized in writing by the Partnership or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the Agent to have charge of the defense of such proceeding or such indemnified party shall have reasonably concluded that there may be defenses available to it which are in conflict with or in addition to those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such proceeding on behalf of the indemnified parties), in any of which events such fees and expenses shall be borne by the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees or expenses of more than one separate counsel in any one proceeding or series of related proceedings in the same jurisdiction representing the indemnified parties who are parties to such proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Agent on the other from the offering of the Common Units to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Units sold by it to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e) The obligations of the Partnership Parties under this Section 7 shall be in addition to any liability which the Partnership Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the 1933 Act; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership Parties and to each person, if any, who controls the Partnership Parties within the meaning of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the Agent, as set forth in this Sales Agreement or made by or on behalf of them, respectively, pursuant to this Sales Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Partnership, or any officer or director or controlling person of the Partnership, and shall survive delivery of and payment for the Common Units.

Section 9. No Advisory or Fiduciary Relationship. The Partnership acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Common Units contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Partnership on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Sales Agreement and (iii) the Partnership has consulted its own legal and financial advisors to the extent it deemed appropriate. The Partnership agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Sales Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Partnership or with respect to any pending sale to the Agent pursuant to a Terms Agreement or any offering or resale of any Common Units purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Partnership, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Sales Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Sales Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Sales Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Sales Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Sales Agreement shall remain in full force and effect.

(d) Any termination of this Sales Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Common Units, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e) In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate such purchase, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Sales Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Common Units or to enforce contracts for the sale of Common Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:

S. Goldman Capital LLC

599 Lexington Avenue, 35th Floor

New York, New York 10022

Facsimile: +1.212.4045745

Attention: Gerry Jaeger

and if to the Partnership to:

Navios Maritime Partners L.P.

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Attention: Vasiliki Papaefthymiou

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Sales Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Partnership and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Partnership and the Agent and each person who controls the Partnership or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Sales Agreement. No purchaser of Common Units through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Sales Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Trial by Jury. Each Navios Entity (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) and the Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Sales Agreement or the transactions contemplated hereby.

Section 15. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Sales Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 16. Governing Law. THIS SALES AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 17. Counterparts. This Sales Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Sales Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 18. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Sales Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, or any Section, paragraph or provision thereof, as the case may be. If any Section, paragraph or provision of this Sales Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Sales Agreement.

Section 20. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Partnership, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

Section 21. Tax Disclosure. Notwithstanding any other provision of this Sales Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Partnership relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Partnership Parties in accordance with its terms.

Very truly yours,
NAVIOS MARITIME PARTNERS L.P.

By:	/s/ EFSTRATIOS DESYPRIS
Name: Efstratios Desypris Title: Chief Financial Officer

OLYMPOS MARITIME LTD.

By:	/s/ BRIGIDO NAVARRO
Name: Brigido Navarro
Title: Sole Director

NAVIOS MARITIME OPERATING L.L.C. By: Navios Maritime Partners L.P., its sole member

By: Olympos Maritime Ltd., its general partner

By:	/s/ BRIGIDO NAVARRO
Name: Brigido Navarro
Title: Sole Director

Accepted as of the date hereof: S. GOLDMAN CAPITAL LLC

By:	/s/ SHELDON M. GOLDMAN
Name: Sheldon M. Goldman
Title: Senior Managing Director